Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report on Form 10-Q of InSight Health Services Holdings Corp. (the “Company”) for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Keith S. Kelson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
     (1) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Keith S. Kelson
Keith S. Kelson
Executive Vice President and Chief Financial Officer
November 15, 2010
The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.